February 22, 2011

United States Securities and Exchange Commission
100 F Street NE
Washington, D.C. 20549

RE: Tree Top Industries, Inc.

We have read the statements included in Item 4.01 of the Form 8-K/A.  We agree with such statements made regarding our Firm.

Yours truly,

/s/ Mark Bailey & Company, Ltd.

Reno, Nevada